Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of April 13, 2016 by and among NowNews Digital Media Technology Co., Ltd., a Nevada corporation (the “Parent”), the Parent’s wholly owned subsidiary, Dawnrain Media Co., Ltd. (“Dawnrain”) a Seychelles limited liability company, Dawnrain’s wholly owned subsidiary, New Taoyard Advertising Co., Ltd. (“NTY”) a Seychelles limited liability company, Beijing New Tong Ying Culture Media Co., Ltd. (“BJNTY”), a limited liability formed in the People’s Republic of China in September 2015, and BJNTY’s shareholders, Ming Gao and Xi Chen, two P.R.C individuals (the “BJNTY Shareholders”).

WHEREAS, BJNYT is a newly formed company currently owned by BJNTY Shareholders and is in the business of the development and production of theatrical movies, television shows, short films, internet movies and other media content;

WHEREAS, the BJNTY Shareholders desire to acquire from the Parent an aggregate of One Million and Sixty Hundred Thousand (1,600,000) (the “Parent Shares”) of the Parent’s common stock, par value $0.001 per share (the “Common Stock”), in exchange of 80% of the capital interest (of which 49% bearing voting right) of BJNTY (“Exchange Shares”);

WHEREAS, the Parent desires to sell up to Three Million and Three Hundred Thousand (3,300,000) shares of Common Stock in a private placement and use the proceeds from the sale of Two Million shares of Common Stock for the sole purpose of investment in BJNTY and the remainder of the proceeds for its general corporate use;

WHEREAS, BJNTY may increase its registered capital in the future and both Parent (directly or indirectly) and BJNTY Shareholders may contribute in according to mutually agreed terms;

WHEREAS, the offer and sale of the Parent Shares by the Parent is being made in reliance upon the provisions of Regulation S (“Regulation S”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE I.
Share exchange

1.01 Share Exchange. Subject to the terms and conditions of this Agreement, at the Closing, the Parent shall sell, transfer, convey, assign and deliver to the BJNTY Shareholders, at a mutually agreed percentage, of the Parent Shares free and clear of all liens in exchange for the Exchange Shares.

ARTICLE II.
CLOSING

2.01 Date and Place of Closing. The closing (the “Closing”) of transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth herein, take place at the offices of Sichenzia Ross Friedman Ference LLP or other places as the parties may mutually agreed on July 30, 2016 (“Closing Date”) or such earlier date as the parties may mutually agreed on.

2.02 Deliveries at Closing.

(a) At or prior to the Closing, the Parent shall deliver to each BJNTY Shareholder a certificate evidencing such BJNTY Shareholders’ number of Parent Shares.

(b) At or prior to the Closing, each BJNTY Shareholder shall deliver to the Parent the Exchange Shares.

2.03 Closing Conditions of Parent

(a) all of the warrants and representations of BJNTY and BJNTY Shareholders being true, correct, complete and accurate; and

(b) receipt of capital verification report of BJNTY evidencing BJNTY Shareholders’ contribution of $10 million registered capital to BJNTY;

(c) full and timely performance by BJNTY and BJNTY Shareholders of all of their obligations and covenants under this Agreement.

2.04 Closing Conditions of BJNTY Shareholders

(a) all of the warrants and representations of Parent being true, correct, complete and accurate; and

(b) full and timely performance by Parent of all of their obligations and covenants under this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE PARENT

3.01 Valid Issuance of Capital Stock.  The total number of all classes of capital stock which the Parent has authority to issue is 50,000,000 Parent Shares of Common Stock.  As of the date hereof, the Parent has 22,412,000 shares of Common Stock issued and outstanding.  All of the issued shares of capital stock of the Parent have been duly authorized, validly issued, and are fully paid and non-assessable.

3.02 Organization and Qualification.  The Parent is a corporation duly incorporated and existing in good standing under the laws of Nevada and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.03  Legend. Each certificate representing the Restricted Parent Shares (as defined below) shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES ARE BEING OFFERED TO BJNTY SHAREHOLDERSS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

3.04 Registration of Registrable Securities. If the Parent proposes to register any of its Common Stock (other than pursuant to a registration on Form S-4 or S-8 or any successor form), it will give prompt written notice to BJNTY Shareholders of its intention to effect such registration (the “Incidental Registration”). Within ten business days of receiving such written notice of an Incidental Registration, the BJNTY Shareholders may make a written request (the “Registration Request”) that the Parent include in the proposed Incidental Registration all, or a portion, of 300,000 Parent Shares (“Registrable Securities”) owned by BJNTY Shareholders (which Registration Request shall set forth the Registrable Securities intended to be disposed of by the BJNTY Shareholders and the intended method of disposition thereof).

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BJNTY SHAREHOLDERS AND BJNTY

4.01 BJNTY Shareholders.  The information concerning each BJNTY Shareholder provided by each BJNTY Shareholder to the Parent is true, complete and accurate in all respects.  Each BJNTY Shareholder has provided to the Parent a true, complete and accurate copy of his, her or its People’s Republic of China identification card or other valid photo identification.

4.02 Intent.  Each BJNTY Shareholder is purchasing the Parent Shares solely for investment purposes, for each BJNTY Shareholder’s own account and not for the account or benefit of any U.S. Person (as defined below) or any other person or entity (whether located in the People’s Republic of China or elsewhere), and not with a view towards the distribution or dissemination thereof.  Each BJNTY Shareholder has no present arrangement to sell the Parent Shares to or through any person or entity.  Each BJNTY Shareholder understands that the Parent Shares must be held indefinitely unless such Parent Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

4.03 No Obligation to Register Parent Shares.  Each BJNTY Shareholder understands, except as set forth in Section 3.05 of this Agreement, that the Parent is under no obligation to register the Restricted Parent Shares under the Securities Act, or to assist each BJNTY Shareholder in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

4.04 Investment Experience.  Each BJNTY Shareholder, or each BJNTY Shareholder’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement.  By reason of the business and financial experience of each BJNTY Shareholder or his or her professional advisors (who are not affiliated with or compensated in any way by the Parent or any of its affiliates or selling agents), each BJNTY Shareholder can protect his or her own interests in connection with the transactions described in this Agreement.  Each BJNTY Shareholder is able to afford the loss of his, her or its entire investment in the Parent Shares.

4.05 Independent Investigation.  Each BJNTY Shareholder, in making the decision to purchase the Parent Shares, has relied upon an independent investigation of the Parent and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Parent, its officers, directors or employees or any other representatives or agents of the Parent, other than as set forth in this Agreement and the exhibits and schedules attached hereto.  Each BJNTY Shareholder is familiar with the business, operations and financial condition of the Parent and has had an opportunity to ask questions of, and receive answers from, the Parent’s officers and directors concerning the Parent and the terms and conditions of the offering of the Parent Shares and has had full access to such other information concerning the Parent as each BJNTY Shareholder has requested.

4.06 Authority.  This Agreement has been validly authorized, executed and delivered by each BJNTY Shareholder and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by each BJNTY Shareholder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which each BJNTY Shareholder is a party.  The entering into of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, each BJNTY Shareholder or of any agreement, written or oral, to which each BJNTY Shareholder may be a party or by which each BJNTY Shareholder is or may be bound.

4.07 Not a Broker-Dealer.  Neither BJNTY Shareholders is a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act of 1934 (“Exchange Act”) or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event such BJNTY Shareholders is a member of FINRA, or associated or Affiliated with a member of FINRA, such BJNTY Shareholders agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities. “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability Parent, limited liability partnership, joint-stock Parent, trust or unincorporated organization.

4.08 Not an Underwriter.  Neither BJNTY Shareholders is an underwriter of the Parent Shares, nor is it an affiliate of an underwriter of the Parent Shares.

4.09 No Advice from Parent.  Each BJNTY Shareholder acknowledges that he, she or it has received, and fully and carefully reviewed and understands, copies of the Parent’s filings with the Securities and Exchange Commission periodically (the “SEC Filings”), either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov. Each BJNTY Shareholder also acknowledges that he, she or it has had the opportunity to review this Agreement, the exhibits hereto and the transactions contemplated by this Agreement with each BJNTY Shareholder’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Parent made in this Agreement, each BJNTY Shareholder is relying solely on such counsel and advisors and not on any statements or representations of the Parent or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. Each BJNTY Shareholder has consulted, to the extent deemed appropriate by each BJNTY Shareholder, with each BJNTY Shareholder’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Securities and on that basis believes that its investment in the Securities is suitable and appropriate for each BJNTY Shareholder.

4.10 Regulation S Exemption.  Each BJNTY Shareholder understands that the Parent Shares are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Parent is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each BJNTY Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of each BJNTY Shareholder to acquire the Parent Shares.  In this regard, each BJNTY Shareholder represents, warrants and agrees that:

(i)           Neither BJNTY Shareholders is a U.S. Person  or an affiliate (as defined in Rule 501(b) under the Securities Act) of the Parent and is not acquiring the Parent Shares for the account or benefit of a U.S. Person.  A “U.S. Person” means any one of the following:

(A)           any natural person resident in the United States of America;

(B)           any partnership, limited liability Parent, corporation or other entity organized or incorporated under the laws of the United States of America;

(C)           any estate of which any executor or administrator is a U.S. Person;

(D)           any trust of which any trustee is a U.S. Person;

(E)           any agency or branch of a foreign entity located in the United States of America;

(F)           any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)           any partnership, Parent, corporation or other entity if:

(1)           organized or incorporated under the laws of any foreign jurisdiction; and

(2)           formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited BJNTY Shareholderss (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each BJNTY Shareholder was outside of the United States.

(iii)           Neither BJNTY Shareholders will, during the period commencing on the date of issuance of the Parent Shares and ending on the six-month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Parent Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)          Each BJNTY Shareholder will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Parent Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(v)           Neither BJNTY Shareholders was in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Parent Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)           Neither BJNTY Shareholders nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Parent Shares and each BJNTY Shareholder and any person acting on his or her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)           Neither BJNTY Shareholderss nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Parent Shares.  Each BJNTY Shareholder agrees not to cause any advertisement of the Parent Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Parent Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

4.11 No Advertisements.  Neither BJNTY Shareholders is purchasing the Parent Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting, and is not aware of any public advertisement or general solicitation in respect of the Parent or its securities.

4.12 Legend.  Each BJNTY Shareholder acknowledges and agrees that 1,300,000 Parent Shares (“Restricted Parent Shares”) shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Section 3, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions).

4.13 Economic Considerations.  Neither BJNTY Shareholders is relying on the Parent, or its affiliates or agents with respect to economic considerations involved in this investment.  Each BJNTY Shareholder has relied solely on his or her own advisors.

4.14 Compliance with Laws.  Any resale of the Parent Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Parent Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  Neither BJNTY Shareholders will offer to sell or sell the Parent Shares in any jurisdiction unless each BJNTY Shareholder obtains all required consents, if any. Each BJNTY Shareholder acknowledges that such BJNTY Shareholders is familiar with Rule 144 (“Rule 144”) under the Securities Act, and has been advised that Rule 144 permits resales only under certain circumstances. Each BJNTY Shareholder understands that to the extent that Rule 144 is not available, such BJNTY Shareholders will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

4.15 Investment Commitment.  Each BJNTY Shareholder's overall commitment to investments which are not readily marketable is not disproportionate to each BJNTY Shareholder's net worth, and an investment in the Parent Shares will not cause such overall commitment to become excessive.

4.16 Receipt of Information.  Each BJNTY Shareholder has received all documents, records, books and other information pertaining to each BJNTY Shareholder’s investment in the Parent that has been requested by each BJNTY Shareholder.

4.17 Information Available.  Each BJNTY Shareholder acknowledges it has availed itself of full access to the Parent’s public reports filed with the SEC, which reports can be retrieved from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

4.18 No Reliance.  Other than as set forth herein, each BJNTY Shareholder is not relying upon any other information, representation or warranty by the Parent or any officer, director, stockholder, agent or representative of the Parent in determining to invest in the Parent Shares.  Each BJNTY Shareholder has consulted, to the extent deemed appropriate by each BJNTY Shareholder, with each BJNTY Shareholder’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Parent Shares and on that basis believes that its investment in the Parent Shares is suitable and appropriate for each BJNTY Shareholder.

4.19 No Governmental Review.  Each BJNTY Shareholder is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Parent Shares or the Parent, or (iii) guaranteed or insured any investment in the Parent Shares or any investment made by the Parent.

4.20 Potential Loss of Investment.  Each BJNTY Shareholder understands that an investment in the Parent Shares is a speculative investment which involves a high degree of risk and the potential loss of his or her entire investment. Each BJNTY Shareholder has considered carefully and understands the risks associated with an investment in the Parent Shares as set forth in the Parent’s SEC Filings.

4.21 Finder’s Fees. Neither BJNTY Shareholders has incurred any liability for commissions or other fees to any finder, broker or agent in connection with the transactions contemplated by this Agreement except the Finder’s Agreement which will be entered into separately.

4.22 Organization and Qualification.  BJNTY is a corporation duly incorporated and existing in good standing under the laws of the People’s Republic of China and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

4.23 Authority.  This Agreement has been validly authorized, executed and delivered by the board of directors and officers of BJNTY and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by BJNTY does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which BJNTY is a party.   The entering into of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, BJNTY or of any agreement, written or oral, to which BJNTY may be a party or by which BJNTY is or may be bound.

ARTICLE V.
COVENANTS OF THE PARENT

5.01 Investment in BJNTY. The Parent shall use the gross proceeds from a private placement of up to two million shares of Common Stock of the Parent at an offering price of $5.00 per share for the sole purpose of operations of BJNTY.

5.02 Board Seats. The BJNTY Shareholders are entitled to designate one qualified director to the board of directors of the Parent and one qualified director to the board of directors of BJNTY. The Parent shall determine whether such candidate is qualified at its sole discretion which the Parent may not unreasonable withhold. The Parent shall appoint such qualified candidate to the Parent’s board of Directors and cause such candidate to be appointed to the BJNTY’s board of directors within 30 days of the BJNTY Shareholders’ written notice of such designation.

5.03 Retention of BJNTY Shareholders and their Designees. The Parent shall enter into employment agreements (“Employment Agreements”) with the BJNTY Shareholders and/or their designees (“BJNTY Management Team”) pursuant to which such individuals shall be part of the management team of BJNTY and entitled to certain performance based restricted stock as set forth therein. The Employment Agreements shall provide the Parent may not terminate the Employment Agreements other than “Good Reason” including but not limited to such employee’s violation of applicable laws and material breach of the Employment Agreements. In principal, the BJNTY Management Team shall be entitled to such number of restricted stock which shall equal to three times of the net income of BJNTY valued at no less than 80% of the volume weighted average price of the Common Stock within 30 trading days at the end of each fiscal year end of 2016, 2017 and 2018, and no higher than $5 per share.

5.04 Exchange Listing. The Parent shall list its Common Stock on NYSE by February 28 2017

ARTICLE VI.
COVENANTS OF THE BJNTY SHAREHOLDERSS

6.01 No Pledge of Parent Shares. The BJNTY Shareholders shall not, without the Parent’s written consent, use the Parent Shares as collateral in any form for any personal debt, mortgage or any purpose.

6.02 Commitment to BJNTY. The BJNTY Shareholderss shall dedicate their resources and best efforts in the management and operation of BJNTY and shall cause their designees who shall enter into the Employment Agreements and undertake to use their best efforts in providing the services as contemplated in their respective Employment Agreement. The BJNTY Shareholderss shall use their best efforts to facilitate BJNTY to obtain all necessary governmental authorization, permit, licenses including but not limited to advertisement business license (广告经营许可证), license of Internet news information services or the information (互联网新闻信息服务许可证), information internet broadcasting program license(信息网络传播视听节目许可证).

6.03 Non-Compete BJNTY Management Team shall enter into Employment Agreements with the Parent and/or BJNTY which shall have customary non-compete restrictions during the term of their respective employment and two years after termination of the employment.

ARTICLE VII.
INDEMNIFICATION

7.01 The Parent’s Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Parent (the “Parent Indemnifying Party“) agrees to indemnify and hold harmless the BJNTY Shareholderss and their officers, directors, agents, employees, subsidiaries, partners and controlling persons and the BJNTY Shareholderss (together with the Parent Indemnifying Party “Indemnifying Party”) agree to indemnify and hold harmless the Parent, its affiliate and their officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, a “Indemnified Party”) to the fullest extent permitted by law, from and against any and all out-of-pocket losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, “Liabilities”) resulting from or arising out of (a) any breach of any representation or warranty, covenant or agreement of the Indemnifying Party in this Agreement or (b) any investigation or proceeding against the Indemnifying Party or any Indemnified Party and arising out of or in connection with this Agreement, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, any Indemnified Party because of this Agreement or such other documents and the transactions contemplated hereby or thereby, provided, that the Indemnifying Party shall not be liable under this Section 7.01 to an Indemnified Party for any liabilities resulting primarily from any actions that involved the gross negligence or willful misconduct of such Indemnified Party; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Liabilities for which it would otherwise be liable hereunder which shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Party to indemnify for Liabilities as set forth above, the Indemnifying Party further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such Liabilities (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, that if an Indemnified Party is reimbursed hereunder for any Liabilities, such reimbursement of Liabilities shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

7.02 Notification. Each Indemnified Party under this Article VII will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this Article VIII unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses or the Indemnifying Party is otherwise irrevocably prejudiced in defending such proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to the Indemnifying Party; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party’s expense and to control its own defense of such action, claim or proceeding if, (a) the Indemnifying Party has failed to assume the defense and employ counsel as provided herein, (b) the Indemnifying Party has agreed in writing to pay such fees and expenses of separate counsel or (c) in the reasonable opinion of counsel to such Indemnified Party, a conflict or likely conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable, provided, however, that the Indemnifying Party shall not in any event be required to pay the fees and expenses of more than one separate counsel (and if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel). The Indemnifying Party agrees that it will not, without the prior written consent of an Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if such Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the prior written consent of the Indemnifying Party. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

ARTICLE VIII.
BJNTY Shareholders’ SELLBACK OPtion

8.01 In the event the Parent fails to cause the Common Stock to be listed on NYSE by February 28, 2017, the BJNTY Shareholders have the option to sell the Parent Shares to the Parent in exchange for the Exchange Share. The BJNTY Shareholders shall notify the Parent of their exercise of such option in writing and delivered pursuant to Section 9.02 hereto.

ARTICLE IX.
MISCELLANEOUS

9.01 Governing Law. This Agreement shall be governed by and construed in all respects by the internal laws of the State of New York (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

9.02 Notices, Etc. Unless otherwise specified within a provision of this Agreement all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is electronically or mechanically generated and kept on file by the sending party); (iii) three Business Days after deposit with the United States Mail when sent by registered or certified mail; or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Parent:

NowNews Digital Media Technology Co., Ltd.

4F, No. 32, Ln. 407, Sec. 2.

Tiding Road, Neihu District, Taipei City, Taiwan

Attention: David Shih

With a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway 32nd Floor New York, NY 10006

Attention: Jay M. Kaplowitz, Esq.

If to each BJNTY Shareholder:

Ming Gao

Room 1703 Sunshine Fortune Tower

63-7 Xidawang Road

Chaoyang Beijing

Xi Chen

Room 1703 Sunshine Fortune Tower

63-7 Xidawang Road

Chaoyang Beijing

9.03 Amendments and Waivers.

(a) This Agreement may be terminated, amended or modified, by a written instrument executed by (a) the Parent, and (b) each BJNTY Shareholder.

(b) Any obligation of the Parent under this Agreement may be waived or excused by each BJNTY Shareholder.

9.04 Certain Expenses. Each party shall be responsible for their own costs and expenses.

9.05 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.06 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.07 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

9.08 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

9.09 Entire Agreement. This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof. All proposals, negotiations and representations (if any) made prior, and with reference to the subject matter of this Agreement, are merged herein. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. Neither the Parent nor each BJNTY Shareholder shall be bound by any oral agreement or representation, irrespective of when made.

9.10 Survival of Representations, Warranties and Covenants. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of each BJNTY Shareholder, or acceptance of the Parent Shares of Common Stock and payment therefore and shall survive until such time as the Parent Shares of Common Stock have been sold or redeemed in full in cash. All covenants and indemnities made herein shall survive in perpetuity, unless otherwise provided in this Agreement.

9.11 Remedies Cumulative. No failure or delay on the part of the Parent or each BJNTY Shareholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parent or each BJNTY Shareholder at law, in equity or otherwise.

9.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental authority) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

9.13 Disputes. The parties agree that all disputes arising under this Agreement shall be submitted to a court of competent jurisdiction located in New York, New York.

9.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES ITS RIGHTS TO TRIAL BY JURY AND AGREES TO SUBMIT ANY LAWSUIT TO TRIAL BEFORE THE COURT AND WITHOUT A JURY.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

NowNews Digital Media Technology Co., Ltd.

By:_____/s/ Shuo-Wei Shih ____________________

Name: _____ Shuo-Wei Shih ______________

Title: ____Chief Executive Officer_______________

BJNTY SHAREHOLDERSS:

Ming Gao

By:_______/s/ Ming Gao__________________

Xi Chen

By:_____/s/ Xi Chen____________________